UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2009

SAHARA MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52363	74-2820999
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

81 Greene Street, 4th Floor
New York, New York 10012
(Address of principal executive offices) (zip code)

(212) 343-9200
 (Registrant's telephone number, including area code)

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On February 18, 2009 (the “Commencement Date”), Sahara Media Holdings, Inc. (the “Company”), entered into an employment agreement (the “Employment Agreement”) with Philmore Anderson IV, the Company’s chief executive officer and chairman.

Pursuant to the Employment Agreement, Mr. Anderson will serve as the Company’s chief executive officer for a term of three years, commencing on the Commencement Date, subject to earlier termination as provided therein (the “Term”).

Mr. Anderson will receive a base salary of $300,000 during the first year of the Term, $325,000 during the second year of the Term, and $350,000 during the third year of the Term. Mr. Anderson will be eligible to receive bonus payments during the Term in the sole discretion of the Company’s Board of Directors. Pursuant to the Employment Agreement, Mr. Anderson also received a signing bonus of $155,000.

Pursuant to the Employment Agreement, the Company agreed to grant Mr. Anderson an option to purchase 3,000,000 shares of the Company’s common stock at an exercise price of $2.00 per share, as soon as practicable following the Commencement Date.

The Employment Agreement may be terminated prior to the expiration of the Term upon thirty days’ written notice by Mr. Anderson. In addition, the Employment Agreement may be terminated prior to the expiration of the Term by the Company. If the Company terminates the Employment Agreement for any reason other than a Termination for Cause (as defined therein), or if Mr. Anderson terminates the Employment Agreement due to a change of control of the Company, Mr. Anderson will be entitled to a severance payment equal to the greater of (a) the balance of Mr. Anderson’s salary payable, and benefits to which Mr. Anderson is entitled, for the balance of the Term, and (b) an amount equal to two and one-half (2.5) times the highest cash compensation paid to Mr. Anderson during any 12 month period prior to termination.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement which is attached as an exhibit to this Current Report.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated February 18, 2009, between Sahara Media Holdings, Inc. and Philmore Anderson IV

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAHARA MEDIA HOLDINGS, INC.

Dated: February 19, 2009	By:	/s/ Philmore Anderson IV
Name: Philmore Anderson IV
Title: Chief Executive Officer

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